Exhibit 99.1

Press Release

Zynga Reports Third Quarter 2013 Financial Results

- Results Above the High End of Q3 Revenue, Bookings, Net Loss, and Adjusted EBITDA Guidance Range

- Company Expects to be Profitable on an Adjusted EBITDA basis for Full Year 2013

SAN FRANCISCO, Calif. – October 24, 2013 – Zynga Inc. (NASDAQ: ZNGA), a leading provider of social game services, today announced financial results for the quarter ended September 30, 2013.

•	Q3 2013 revenue of $203 million, down 36% year-over-year, and bookings of $152 million, down 40% year-over-year

•	Q3 2013 net loss of $68 thousand and Adjusted EBITDA of $7 million

•	Q3 2013 GAAP EPS of $0.00 and non-GAAP EPS of ($0.02)

“I am pleased with our Q3 performance which exceeded our guidance both in terms of bookings and adjusted EBITDA. We are encouraged to see sightlines to growth and expect to be profitable for the full year on an adjusted EBITDA basis,” said Don Mattrick, Chief Executive Officer, Zynga. “Our teams are working hard to compete more aggressively on the web, move to mobile and develop new hits, and I am happy with the early progress we have made. We believe our top franchises, Zynga Poker, FarmVille and Words With Friends can be evergreen in terms of consumer interest and we are focused on growing these franchises in fiscal year 2014. I am confident that Zynga is rewiring itself in a meaningful way that will strengthen the core of our business and put us back on track to achieve significant long term growth and profits.”

Financial Highlights (in thousands, except per share data)

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
GAAP Results
Revenue	$202,580	$316,637	$696,904	$970,102
Net loss	$(68)	$(52,725)	$(11,740)	$(160,887)
Diluted net loss per share	$0.00	$(0.07)	$(0.01)	$(0.22)
Non-GAAP Results
Bookings	$152,106	$255,606	$569,499	$886,358
Adjusted EBITDA	$6,901	$16,154	$43,946	$168,215
Non-GAAP net income (loss)	$(16,215)	$(361)	$(13,239)	$51,243
Non-GAAP earnings per share	$(0.02)	$0.00	$(0.02)	$0.06

Product Highlights

•	Zynga launched the following new titles during the third quarter of 2013; on web platforms, it launched Fairy Tale Twist, Ninja Kingdom, and Hit it Rich, and for mobile platforms, it launched 1 Word (KiK Messenger App) and CastleVille Legends. In addition, Zynga also released New Scramble with Friends, Baseball Slam (3P), and CityVille KRE-O.

•	As of September 30, 2013, Zynga had 3 of the top 10 games on Facebook, based on DAUs as reported by the Facebook API, consisting of its most established franchises, FarmVille 2, Zynga Poker, and Words With Friends.

Business Highlights

•	In July 2013, Don A. Mattrick was hired as Zynga’s Chief Executive Officer, replacing Mark Pincus, and was appointed as a director of the Company. Mr. Pincus continues to serve as Chairman of the Board and Chief Product Officer of the Company.

•	Daily active users (DAUs) decreased from 60 million in the third quarter of 2012 to 30 million in the third quarter of 2013, down 49% year-over-year. On a consecutive quarter basis, DAUs were down 23% from 39 million in the second quarter of 2013. Web DAUs and Mobile DAUs were 16 million and 14 million in the third quarter of 2013, respectively.

•	Monthly active users (MAUs) decreased from 311 million in the third quarter of 2012 to 133 million in the third quarter of 2013, down 57% year-over-year. On a consecutive quarter basis, MAUs were down 29% from 187 million in the second quarter of 2013. Web MAUs and Mobile MAUs were 82 million and 51 million in the third quarter of 2013, respectively.

•	Monthly unique users (MUUs) decreased from 177 million in the third quarter of 2012 to 97 million in the third quarter of 2013, down 45% year-over-year. On a consecutive quarter basis, MUUs were down 21% from 123 million in the second quarter of 2013.

•	Average daily bookings per average DAU (ABPU) increased from $0.047 in the third quarter of 2012 to $0.055 in the third quarter of 2013, up 17% year-over-year. On a consecutive quarter basis, ABPU was up 4% from $0.053 in the second quarter of 2013.

•	Monthly Unique Payers (MUPs) decreased from 3.0 million in the third quarter of 2012 to 1.6 million in the third quarter of 2013, down 46% year-over-year. On a consecutive quarter basis, MUPs were down 17% from 1.9 million in the second quarter of 2013.

•	In the third quarter of 2013, Zynga recorded a restructuring charge of $7 million related to the closure of certain offices as part of its continued effort to reduce its long term cost structure and also recorded a $10 million impairment charge related to intangible assets acquired in various previous acquisitions.

Q3 2013 Financial Summary

•	Revenue: Revenue was $203 million for the third quarter of 2013, a decrease of 36% compared to the third quarter of 2012 and a decrease of 12% compared to the second quarter of 2013. Online game revenue was $174 million, a decrease of 39% compared to the third quarter of 2012 and a decrease of 14% compared to the second quarter of 2013. Advertising revenue was $28 million, a decrease of 9% compared to the third quarter of 2012 and an increase of 3% compared to the second quarter of 2013. FarmVille 2, Zynga Poker, and FarmVille accounted for 22%, 19% and 18% of online game revenue, respectively, for the third quarter of 2013 compared to 15%, 20% and 16%, respectively, for the second quarter of 2013.

•	Bookings: Bookings were $152 million for the third quarter of 2013, a decrease of 40% compared to the third quarter of 2012 and a decrease of 19% compared to the second quarter of 2013. Web bookings were $106 million for the third quarter of 2013, compared to $205 million for the third quarter of 2012 and $138 million for the second quarter of 2013. Mobile bookings were $46 million for the third quarter of 2013, compared to $51 million for the third quarter of 2012 and $50 million for the second quarter of 2013.

•	Net loss: Net loss was $68 thousand for the third quarter of 2013, up from a net loss of $53 million for the third quarter of 2012 and a net loss of $16 million for the second quarter of 2013.

•	Adjusted EBITDA: Adjusted EBITDA was $7 million for the third quarter of 2013 compared to $16 million for the third quarter of 2012 and $8 million in the second quarter of 2013.

•	Non-GAAP net income (loss): Non-GAAP net loss was $16 million for the third quarter of 2013, down from non-GAAP net loss of $361 thousand in the third quarter of 2012 and down from non-GAAP net loss of $6 million in the second quarter of 2013.

•	Net loss per share: Diluted net loss per share was $0.00 for the third quarter of 2013 compared to ($0.07) for the third quarter of 2012 and ($0.02) for the second quarter of 2013.

•	Non-GAAP EPS: Non-GAAP EPS was ($0.02) for the third quarter of 2013 compared to $0.00 for the third quarter of 2012 and ($0.01) for the second quarter of 2013.

•	Cash and cash flow: As of September 30, 2013, cash, cash equivalents and marketable securities were approximately $1.52 billion, compared to $1.53 billion as of June 30, 2013. Cash flow from operations was ($5) million for the third quarter of 2013, compared to $30 million for the third quarter of 2012. Free cash flow was ($6) million for the third quarter of 2013 compared to $17 million for the third quarter of 2012.

Outlook

Zynga’s outlook for the fourth quarter of 2013 is as follows:

•	Revenue is projected to be in the range of $175 million to $185 million.

•	Net loss is projected to be in the range of ($31) million to ($21) million.

•	Diluted net loss per share is projected to be in the range of ($0.04) to ($0.03), based on a share count of approximately 812 million to 822 million shares.

•	Bookings are projected to be in the range of $130 million to $140 million.

•	Adjusted EBITDA is projected to be in the range of ($25) million to ($15) million.

•	Non-GAAP EPS is projected to be in the range of ($0.05) to ($0.04), based on a share count of approximately 812 million to 822 million shares.

Conference Call Details:

Zynga will host a conference call today, October 24, 2013, at 2:00 pm Pacific Time (5:00 pm Eastern Time) to discuss financial results. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of the company’s website at http://investor.zynga.com and a replay will be archived and accessible at the same website after the call.

About Zynga Inc.

Zynga Inc. is a leading provider of social game services, which include popular web and mobile franchises such as FarmVille, Words With Friends and Zynga Poker that are played by millions of consumers around the world. For the quarter ended September 30, 2013, Zynga had approximately 133 million monthly active users playing its games. Zynga’s games are available on a number of global platforms, including Facebook, Zynga.com, Apple iOS and Google Android. Zynga is headquartered in San Francisco, Calif. Learn more about Zynga at http://blog.zynga.com or follow us on Twitter and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, our outlook for fourth quarter 2013 revenue, net loss, EPS, weighted average diluted share count, bookings, adjusted EBITDA, non-GAAP net loss, non-GAAP EPS, non-GAAP weighted average diluted share count, our future operational and strategic plans; our ability to strengthen the core of our business and achieve future growth and profits; our ability to successfully transition our business to take advantage of the market opportunity in our industry; our ability to launch successful new games and hit games for web and mobile generally and deliver compelling entertainment experiences. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking statements. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Our actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, our relationship with Facebook or changes in the Facebook platform, attrition and declines in our existing games, our ability to launch new games in a timely manner and monetize these games effectively on the web and on mobile, our ability to control and reduce expenses, our exposure to illegitimate credit card activity and other security risks, sales or purchases of virtual goods used in Zynga Poker or our other games through unauthorized or fraudulent third-party websites, our ability to anticipate and address technical challenges that may arise, competition, changing interests of players, intellectual property disputes or other litigation, asset impairment charges, our ability to retain key employees, acquisitions by us, and changes in corporate strategy or management.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2013, in our registration statement on Form S-1, as amended, filed with the Securities and

Exchange Commission on March 23, 2012 and in our Annual Report on Form 10-K for the year ended December 31, 2012, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three months ended September 30, 2013 could differ from the preliminary results we have announced in this press release.

Non-GAAP Financial Measures:

We have provided in this release non-GAAP financial information including bookings, adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. We have provided reconciliations between our historical and fourth quarter 2013 outlook for non-GAAP financial measures to the most directly comparable GAAP financial measures.

Some limitations of bookings, adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow:

•	Adjusted EBITDA and non-GAAP net income (loss) do not include the impact of stock-based expense, asset impairment charges and restructuring expense;

•	Bookings, adjusted EBITDA and non-GAAP net income (loss) do not reflect that we defer and recognize online game revenue and revenue from certain advertising transactions over the estimated average life of virtual goods or as virtual goods are consumed;

•	Adjusted EBITDA does not reflect income tax expense;

•	Adjusted EBITDA does not include other income and expense, which includes foreign exchange gains and losses, interest income, and the net gain from the termination of our lease and purchase of our corporate headquarters building;

•	Adjusted EBITDA excludes both depreciation and amortization of intangible assets, while non-GAAP net income (loss) excludes amortization of intangible assets from acquisitions. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA and non-GAAP net income (loss) do not include gains and losses associated with significant legal settlements;

•	Non-GAAP net income (loss) does not include the net gain from the termination of our lease and purchase of our corporate headquarters building;

•	Non-GAAP EPS gives effect to all dilutive awards based on the treasury stock method that were excluded from the GAAP diluted earnings per share calculation;

•	Free cash flow is derived from net cash provided by operating activities less cash spent on capital expenditures, including the purchase of our corporate headquarters building, and removing the excess income tax benefits or costs associated with stock-based awards; and

•	Other companies, including companies in our industry, may calculate bookings, adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS and free cash flow differently or not at all, which will reduce their usefulness as a comparative measure.

Because of these limitations, you should consider bookings, adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, and free cash flow, along with other financial performance measures, including revenue, net income (loss), diluted net loss per share, cash flow from operations and GAAP operating margin and our other financial results presented in accordance with GAAP. See the GAAP to non-GAAP reconciliations below for further details.

Contacts:

Investors - Krista Bessinger

415-339-5266

investors@zynga.com

Press - Stephanie Hess

415-503-0303

press@zynga.com

ZYNGA INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	September 30, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$386,718	$385,949
Marketable securities	711,502	898,821
Accounts receivable	66,571	106,327
Income tax receivable	6,076	5,607
Deferred tax assets	16,487	30,122
Restricted cash	3,549	28,152
Other current assets	31,090	29,392

Total current assets	1,221,993	1,484,370
Long-term marketable securities	425,714	367,543
Goodwill	228,296	208,955
Other intangible assets, net	19,747	33,663
Property and equipment, net	381,283	466,074
Other long-term assets	22,754	15,715

Total assets	$2,299,787	$2,576,320

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,570	$23,298
Other current liabilities	74,346	146,883
Deferred revenue	216,427	338,964

Total current liabilities	311,343	509,145
Long-term debt	—	100,000
Deferred revenue	3,173	8,041
Deferred tax liabilities	—	24,584
Other non-current liabilities	112,517	109,047

Total liabilities	427,033	750,817
Stockholders’ equity:
Common stock and additional paid in capital	2,793,282	2,725,605
Treasury stock	(6,870)	(295,113)
Accumulated other comprehensive income (loss)	(545)	(1,447)
Accumulated deficit	(913,113)	(603,542)

Total stockholders’ equity	1,872,754	1,825,503

Total liabilities and stockholders’ equity	$2,299,787	$2,576,320

ZYNGA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Online game	$174,370	$285,587	$607,262	$869,915
Advertising	28,210	31,050	89,642	100,187

Total revenue	202,580	316,637	696,904	970,102
Costs and expenses:
Cost of revenue	59,011	90,150	189,482	275,113
Research and development	81,023	155,609	334,526	513,801
Sales and marketing	21,170	36,586	79,640	149,478
General and administrative	34,012	35,353	121,193	156,798
Impairment of intangible assets	10,217	95,493	10,217	95,493

Total costs and expenses	205,433	413,191	735,058	1,190,683

Income (loss) from operations	(2,853)	(96,554)	(38,154)	(220,581)
Interest income	965	1,144	3,233	3,519
Other income (expense), net	929	(350)	(4,465)	19,758

Income (loss) before income taxes	(959)	(95,760)	(39,386)	(197,304)
Provision for (benefit from) income taxes	(891)	(43,035)	(27,646)	(36,417)

Net income (loss)	$(68)	$(52,725)	$(11,740)	$(160,887)

Net income (loss) per share:
Basic and diluted	$0.00	$(0.07)	$(0.01)	$(0.22)

Weighted average common shares used to compute net income (loss)per share:
Basic and diluted	804,129	754,862	791,032	729,184

Stock-based expense included in the above line items:
Cost of revenue	$(645)	$1,080	$(351)	$11,098
Research and development	10,119	41,853	46,907	185,245
Sales and marketing	2,941	(3,977)	8,327	21,156
General and administrative	(3,159)	(1,139)	10,183	49,625

Total stock-based expense	$9,256	$37,817	$65,066	$267,124

ZYNGA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating activities
Net income (loss)	$(68)	$(52,725)	$(11,740)	$(160,887)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,986	39,444	96,905	108,049
Stock-based expense	9,256	37,817	65,066	267,124
Accretion and amortization on marketable securities	4,725	4,929	14,310	12,058
Net gain on termination of lease and purchase of building	—	—	—	(19,886)
(Gain) loss from sales of investments, assets and other, net	2,505	237	7,437	(161)
Tax benefits from stock based awards	(175)	470	(10,792)	5,680
Excess tax benefits from stock-based awards	175	(470)	10,792	(5,680)
Deferred income taxes	(1,753)	(50,851)	(18,253)	(58,391)
Impairment of intangible assets	10,217	95,493	10,217	95,493
Changes in operating assets and liabilities:
Accounts receivable, net	6,993	10,310	39,902	35,064
Income tax receivable	(241)	(2,350)	(469)	11,819
Other assets	(4,333)	18,465	194	8,920
Accounts payable	(1,084)	2,349	(2,728)	(7,040)
Deferred revenue	(50,474)	(61,031)	(127,405)	(83,744)
Other liabilities	(14,587)	(11,940)	(52,494)	(32,430)

Net cash provided by operating activities	(4,858)	30,147	20,942	175,988
Investing activities
Purchase of marketable securities	(198,225)	(289,207)	(821,942)	(1,527,322)
Sales of marketable securities	88,778	70,019	234,901	150,117
Maturities of marketable securities	284,257	167,622	699,418	441,698
Acquisition of property and equipment	(1,054)	(13,889)	(7,344)	(91,804)
Acquisition of purchased technology and other intangible assets	—	—	—	(3,193)
Purchase of building	—	—	—	(233,700)
Business acquisitions, net of cash acquired	—	(12,746)	(18,054)	(205,510)
Restricted cash	—	—	227	6,536
Other investing activities, net	889	—	228	937

Net cash used in investing activities	174,645	(78,201)	87,434	(1,462,241)
Financing activities
Repurchase of common stock	(6,870)	—	(9,302)	—
Proceeds from debt, net of issuance costs	—	—	—	99,780
Taxes paid related to net share settlement of equity awards	(364)	(979)	(1,031)	(26,069)
Proceeds from exercise of stock options and warrants	2,812	2,261	6,430	14,290
Proceeds from employee stock purchase plan	4,386	4,489	7,892	4,489
Excess tax benefits from stock-based awards	(175)	470	(10,792)	5,680
Repayment of debt	—	—	(100,000)	—

Net cash provided by financing activities	(211)	6,241	(106,803)	98,170
Effect of exchange rate changes on cash and cash equivalents	(190)	192	(804)	99
Net increase (decrease) in cash and cash equivalents	169,386	(41,621)	769	(1,187,984)
Cash and cash equivalents, beginning of period	217,332	435,980	385,949	1,582,343

Cash and cash equivalents, end of period	$386,718	$394,359	$386,718	$394,359

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Reconciliation of Revenue to Bookings
Revenue	$202,580	$316,637	$696,904	$970,102
Change in deferred revenue	(50,474)	(61,031)	(127,405)	(83,744)

Bookings	$152,106	$255,606	$569,499	$886,358

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(68)	$(52,725)	$(11,740)	$(160,887)
Provision for (benefit from) income taxes	(891)	(43,035)	(27,646)	(36,417)
Other income (expense), net	(929)	350	4,465	(19,758)
Interest income	(965)	(1,144)	(3,233)	(3,519)
Restructuring expense	6,769	—	37,317	—
Legal settlements	—	985	—	1,874
Depreciation and amortization	33,986	39,444	96,905	108,049
Impairment of intangible assets	10,217	95,493	10,217	95,493
Stock-based expense	9,256	37,817	65,066	267,124
Change in deferred revenue	(50,474)	(61,031)	(127,405)	(83,744)

Adjusted EBITDA	$6,901	$16,154	$43,946	$168,215

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)
Net income (loss)	$(68)	$(52,725)	$(11,740)	$(160,887)
Impairment of intangible assets	10,217	95,493	10,217	95,493
Stock-based expense	9,256	37,817	65,066	267,124
Amortization of intangible assets from acquisitions	3,045	13,510	9,615	34,998
Change in deferred revenue	(50,474)	(61,031)	(127,405)	(83,744)
Restructuring expense	6,769	—	37,317	—
Legal settlements	—	985	—	1,874
Net gain on termination of lease and purchase of building	—	—	—	(19,886)
Tax effect of non-GAAP adjustments to net income (loss)	5,040	(34,410)	3,691	(83,729)

Non-GAAP net income (loss)	$(16,215)	$(361)	$(13,239)	$51,243

Reconciliation of GAAP Diluted Shares to Non-GAAP Diluted Shares
GAAP diluted shares	804,129	754,862	791,032	729,184
Other dilutive equity awards(1)	—	—	—	103,068

Non-GAAP diluted shares	804,129	754,862	791,032	832,252

Non-GAAP earnings per share	$(0.02)	$0.00	$(0.02)	$0.06

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by (used in) operating activities	$(4,858)	$30,147	$20,942	$175,988
Acquisition of property and equipment	(1,054)	(13,889)	(7,344)	(91,804)
Purchase of building	—	—	—	(233,700)
Excess tax benefits from stock-based awards	(175)	470	(10,792)	5,680

Free cash flow	$(6,087)	$16,728	$2,806	$(143,836)

Reconciliation of GAAP to Non-GAAP Provision for (Benefit from) Income Taxes
GAAP provision for (benefit from) income taxes	$(891)	$(43,035)	$(27,646)	$(36,417)
Net gain on termination of lease and purchase of building	—	—	—	(10,679)
Stock-based expense	(824)	14,996	3,564	81,922
Amortization of intangible assets from acquisitions	17	5,358	534	13,983
Impairment of intangible assets	2,043	37,867	2,043	37,867
Change in deferred revenue	(6,356)	(24,202)	(12,315)	(39,859)
Restructuring expense	80	—	2,483	—
Legal settlements	—	391	—	495

Non-GAAP provision for (benefit from) income taxes	$(5,931)	$(8,625)	$(31,337)	$47,312

(1)	Gives effect to all dilutive awards based on the treasury stock method.

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP FOURTH QUARTER 2013 OUTLOOK

(In thousands, except per share data, unaudited)

Fourth Quarter 2013
Reconciliation of Revenue to Bookings
Revenue range	$ 175,000 – 185,000
Change in deferred revenue	(45,000)

Bookings range	$ 130,000 – 140,000

Reconciliation of Net Loss to Adjusted EBITDA
Net income (loss) range	$ (31,000) – (21,000)
Benefit from income taxes	–
Other expense, net	1,000
Interest income	(1,000)
Depreciation and amortization	26,000
Stock-based expense range	25,000
Change in deferred revenue	(45,000)

Adjusted EBITDA range	$ (25,000) – (15,000)

Reconciliation of Net Loss to Non-GAAP Net Loss
Net income (loss) range	$ (31,000) – (21,000)
Stock-based expense range	25,000
Amortization of intangible assets from acquisitions	1,000
Change in deferred revenue	(45,000)
Tax effect of non-GAAP adjustments to net loss	13,000 – 11,000

Non-GAAP net income (loss) range	$ (37,000) – (29,000)

GAAP and Non-GAAP diluted shares	812,000 – 822,000
Net income (loss) per share range	$ (0.04) – (0.03)
Non-GAAP net income (loss) per share range	$ (0.05) – (0.04)